UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                                  June 21, 2004
                Date of Report (date of earliest event reported)

                        CHINA DIRECT TRADING CORPORATION
             (Exact name of Registrant as specified in its charter)

          Florida                        33-4707-NY         84-1047159
(State or other jurisdiction            (Commission        (IRS Employer
of incorporation or organization)         File No.)         Identification
                                                            Number)

                          12535 Orange Drive, Suite 613
                              Davie, Florida 33330
                    (Address of principal executive offices)

                                 (954) 474-0224
              (Registrant's telephone number, including area code)


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ITEM 5 OTHER MATERIALLY IMPORTANT EVENTS

      On June 21, 2004, China Direct Trading Corporation ("China Direct") entered into an agreement to purchase all of the outstanding shares of Magnet World, Inc. and Magnet World, Ltd. (Hong Kong), which are owned by Bruce Shirck. The closing of the acquisition is subject to the usual and customary conditions. The Closing of the acquisition is scheduled for Sept 21st, 2004.

      China Direct intends to enter into an employment agreement whereby Bruce Shirck would remain as the senior executive officer of Magnet World, Inc. and Magnet World, Ltd. after the acquisition of their authorized and issued shares of capital stock by China Direct.

      A copy of the agreement is filed with this Report as Exhibit 10.1. A copy of the press release that the Company issued on June 21, 2004 is filed with this Report as Exhibit 99.1.

ITEM 7. FINANCIAL STATES AND EXHIBITS

      (c)   EXHIBITS

      The following exhibits are filed with this Report:

10.1 An Agreement dated June 21, 2004, by and among Magnet World, Inc., Magnet World, Ltd. (Hong Kong)and Bruce Shirck, and China Direct Trading Corporation.

99.1 Press release issued June 21, 2004

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA DIRECT TRADING CORPORATION

Date: June 21, 2004

                                                      By: /s/ Howard Ullman
                                                          ----------------------
                                                          Howard Ullman, Chief
                                                          Executive Officer and
                                                          President and Chairman

EXHIBIT INDEX

Exhibit #       Description

10.1 An Agreement dated June 21, 2004, by and among Magnet World, Inc., Magnet World, Ltd. (Hong Kong)and Bruce Shirck, and China Direct Trading Corporation.

99.1        Press release issued June 21, 2004